UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 18, 2013

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification No.

1-9513	CMS ENERGY CORPORATION (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-2726431

1-5611	CONSUMERS ENERGY COMPANY (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-0442310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2013, Ms. Laura H. Wright was elected to the Boards of Directors (“Boards”) of CMS Energy Corporation (“CMS Energy”) and its principal subsidiary, Consumers Energy Company (“Consumers Energy”). Prior to Ms. Wright’s election, and pursuant to CMS Energy’s and Consumers Energy’s Bylaws, each of the Boards increased its authorized membership from eleven to twelve members. This increase in the size of each of the Boards and the election of Ms. Wright to fill the newly created director position is a part of ongoing succession planning by the Boards.

Ms. Wright retired from Southwest Airlines in 2012 after serving as senior vice president of finance and chief financial officer since 2004. During her 25-year career with Southwest Airlines, she also served as vice president of finance and treasurer and held several other financial positions. Ms. Wright now serves as a consultant to Southwest Airlines.

Ms. Wright is a member of the Board of Trustees for the Pebblebrook Hotel Trust. She is a certified public accountant and is a member of the Financial Executives Institute and the Texas Society of Certified Public Accountants. She holds a bachelor’s degree and a master’s degree in accountancy from the University of North Texas.

Ms. Wright has no prior relationship with CMS Energy or Consumers Energy and there are no arrangements or understandings between Ms. Wright and CMS Energy or Consumers Energy pursuant to which Ms. Wright was elected as a director. She has been appointed to serve on the Audit and the Finance Committees of the Boards.

In connection with her election to the Boards, Ms. Wright will enter into Director Indemnification Agreements with CMS Energy and Consumers Energy, effective February 18, 2013. In connection with her election to the CMS Energy Board, Ms. Wright will receive a restricted stock grant, in a pro-rata amount of the annual restricted stock grant provided to non-employee directors, effective on February 18, 2013, and such restricted shares will vest 100% three years from the original grant date. Going forward, Ms. Wright will receive director compensation as described in the proxy statement for CMS Energy’s Annual Meeting of Shareholders held on May 18, 2012, which description is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 CMS Energy Corporation News Release dated February 19, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

CMS ENERGY CORPORATION

Dated: February 19, 2013	By:	/s/ Thomas J. Webb
Thomas J. Webb
Executive Vice President and
Chief Financial Officer

CONSUMERS ENERGY COMPANY

Dated: February 19, 2013	By:	/s/ Thomas J. Webb
Thomas J. Webb
Executive Vice President and
Chief Financial Officer

Exhibit Index

99.1 CMS Energy Corporation News Release dated February 19, 2013